EXHIBIT 5.2


                              Powell Goldstein, LLP
                               One Atlantic Center
                                Fourteenth Floor
                         1201 West Peachtree Street, NW
                             Atlanta, GA 30309-3488
                            Telephone (404)-572-6600
                            Facsimile (404)-572-6999

                                December 14, 2005


Health Discovery Corporation
1116 South Old Temple Road
Lorena, Texas  76655

         Re:      Registration of Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Health Discovery Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of an additional 807,500 shares of the Company's Common Stock, no par value (the "Shares"), 403,750 of which Shares have been issued to certain selling shareholders and the remainder of which may be issued to certain selling shareholders upon the exercise of certain warrants.

         In connection with this registration in our capacity as Company counsel, we have reviewed the registration statement and the related prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         We are members of the bar of the State of Georgia. Our opinions expressed below are limited to the laws of the State of Georgia, and, subject to the limitations set forth herein, the federal laws of the United States of America, and we do not express any opinion herein concerning any other law. We have assumed that, contrary to the facts, the laws of the State of Georgia are identical to the laws of the State of Texas in all respects (which assumption we are making with your express permission and as to which assumption we express no opinion).

         Based upon the foregoing and in reliance thereon and subject to the limitations and qualifications set forth herein, we are of the opinion that (i) the Shares that are currently outstanding have been validly issued, are fully paid and are non-assessable and (ii) the Shares that are not yet outstanding, when issued upon the exercise of the warrants in accordance with their terms, including the payment of any required additional consideration, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.2 to the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Legal Matters" in the prospectus, which is a part of the registration statement.

                                                     Very truly yours,

                                                     /s/ Powell Goldstein, LLP